UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2025

Mach Natural Resources LP

(Exact name of registrant as specified in its charter)

Delaware	001-41849	93-1757616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14201 Wireless Way, Suite 300, Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)

(405) 252-8100

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	MNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed on July 10, 2025, Mach Natural Resources LP (the “Company”) entered into a purchase and sale agreement (the “Sabinal Purchase Agreement,” and the transactions contemplated by the Sabinal Purchase Agreement, the “Sabinal Acquisition”) with Sabinal Energy Operating, LLC, Sabinal Resources, LLC and Sabinal CBP, LLC (collectively, the “Sabinal Sellers”), pursuant to which the Company agreed to purchase from the Sabinal Sellers certain rights, title and interests in oil and gas properties, rights and related assets located in certain designated lands in the Permian Basin (the “Sabinal Assets”).

Further, as previously disclosed on July 10, 2025, the Company entered into a membership interest purchase agreement (the “IKAV Purchase Agreement,” and the transactions contemplated by the IKAV Purchase Agreement, the “IKAV Acquisition”) with VEPU Inc. and Simlog Inc. (collectively, the “IKAV Sellers” and, together with the Sabinal Sellers, the “Sellers”), pursuant to which the Company agreed to purchase from the IKAV Sellers 100% of the membership interests in SIMCOE LLC and Simlog LLC (together with Simlog LLC’s wholly owned subsidiary, SJ Investment Opps LLC, the “Company Group”). The Company Group owns certain rights, title and interests in oil and gas properties, rights and related assets located in certain designated lands in the San Juan Basin of New Mexico and Colorado (the “IKAV Assets”).

Item 1.01. Entry Into a Material Definitive Agreement.

Credit Agreement Amendment

On September 12, 2025, the Company entered into a First Amendment to Credit Agreement, together with certain of its subsidiaries party thereto, the lenders and issuing banks party thereto and Truist Bank, as administrative agent and collateral agent (the “First Amendment”), which amends that certain Credit Agreement, dated as of February 27, 2025, among the Company, the lenders and issuing banks party thereto from time to time and Truist Bank, as administrative agent and collateral agent (as amended, restated, supplemented or otherwise modified from time to time prior to the First Amendment, the “Credit Agreement” and, the Credit Agreement as amended by the First Amendment, the “Amended Credit Agreement”). The First Amendment, among other things, (a) removes the 0.10% per annum credit spread adjustment otherwise applicable to the determination of Term SOFR (as defined in the Credit Agreement), (b) excludes up to $750,000,000 in principal amount of Borrowing Base Reduction Debt (as defined in the Credit Agreement) issued prior to December 31, 2025 from the provisions otherwise requiring a borrowing base reduction as a result of the issuance of such indebtedness, (c) if the Sabinal Acquisition closes on a date prior to the IKAV Acquisition, upon closing of the Sabinal Acquisition and subject to conditions precedent set forth in the First Amendment, provides for (i) a $365,000,000 increase in the borrowing base under the Credit Agreement and (ii) the establishment and funding of term loan commitments in an amount of $115,000,000, (d) if the IKAV Acquisition closes on a date prior to the Sabinal Acquisition, upon closing of the IKAV Acquisition and subject to conditions precedent set forth in the First Amendment, provides for (i) a $500,000,000 increase in the borrowing base under the Credit Agreement and (ii) the establishment and funding of term loan commitments in an amount of $250,000,000, (e) upon closing of both the Sabinal Acquisition and the IKAV Acquisition (whether on the same date or different dates) and subject to the conditions precedent set forth in the First Amendment, provides for (i) a $700,000,000 aggregate increase in the borrowing base under the Credit Agreement and (ii) the establishment of aggregate term loan commitments (prior to giving effect to any prior funding of term loans) in an amount of $450,000,000 and the funding of any unfunded term loan commitments thereunder and (f) upon closing of either or both of the Sabinal Acquisition and the IKAV Acquisition an increase in the Aggregate Elected Revolving Commitment Amount (as defined in the Credit Agreement) to $1,000,000,000.

Pursuant to the Amended Credit Agreement, the Initial Term Loans (as defined in the Amended Credit Agreement) funded pursuant to the commitments established by the First Amendment, will mature on February 27, 2029 and bear interest at a rate equal to, at the election of the Company, Term SOFR (as defined in the Amended Credit Agreement) plus a margin of 4.00% per annum or ABR (as defined in the Amended Credit Agreement) plus a margin of 3.00% per annum; provided that, in each case, the margin shall increase by 0.25% per annum on each three-month anniversary of the first funding date of the Initial Term Loans. In addition, under the Amended Credit Agreement, the Initial Term Loans are required to be prepaid with the proceeds of certain material issuances of indebtedness after the funding of the Initial Term Loans.

On September 16, 2025, in connection with the closings of both the Sabinal Acquisition and the IKAV Acquisition on the same date, the term loan commitments were fully funded in an amount equal to $450,000,000.

The foregoing description of the First Amendment and the Amended Credit Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the First Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

IKAV Purchase Agreement Amendment

On September 16, 2025, the Company entered into that certain First Amendment to the IKAV Purchase Agreement (the “IKAV Purchase Agreement Amendment”) with the IKAV Sellers, pursuant to which the IKAV Purchase Agreement was amended to reduce the Base Price (as defined in the IKAV Purchase Agreement) payable to the IKAV Sellers by reducing the IKAV Unit Consideration (as defined herein) to 30,611,264 common units.

The foregoing description of the IKAV Purchase Agreement Amendment is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the IKAV Purchase Agreement Amendment, which is filed herewith as Exhibit 2.3 to this Current Report and incorporated herein by reference.

Registration Rights Agreement

The disclosure set forth in Item 2.01 below regarding the Registration Rights Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

Sabinal Acquisition

The Sabinal Acquisition closed on September 16, 2025. The purchase price for the Sabinal Assets was $486.6 million, which was comprised of (i) cash in the amount of $207.3 million and (ii) 19,187,581 common units representing limited partner interests in the Company (“Common Units”) (the “Sabinal Unit Consideration”), net of preliminary and customary purchase price adjustments and subject to final post-closing settlement. The Sabinal Unit Consideration was issued pursuant to the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Sabinal Acquisition is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the Sabinal Purchase Agreement, which is filed herewith as Exhibit 2.1 to this Current Report and incorporated herein by reference.

IKAV Acquisition

The IKAV Acquisition closed on September 16, 2025. The purchase price for the IKAV Assets was $770.7 million, which was comprised of (i) cash in the amount of $325.0 million and (ii) 30,611,264 Common Units (the “IKAV Unit Consideration”), net of preliminary and customary purchase price adjustments and subject to final post-closing settlement. The IKAV Unit Consideration was issued pursuant to the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act.

The foregoing description of the IKAV Acquisition is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the IKAV Purchase Agreement, which is filed herewith as Exhibit 2.2 to this Current Report and incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the Sabinal Acquisition and the IKAV Acquisition, the Company and the Sellers entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company will register under the Securities Act the resale of the Sabinal Unit Consideration and the IKAV Unit Consideration. The Registration Rights Agreement provides for certain additional underwritten demand rights and “piggy-back” registration rights, subject to certain customary limitations. Additionally, the Sellers have agreed to a 180-day lock-up period with respect to Common Units received. The Company has also agreed to pay certain expenses of the Sellers incurred in connection with the exercise of their rights under the Registration Rights Agreement and indemnify the Sellers for certain securities law matters in connection with any registration statement filed pursuant thereto.

The foregoing description of the Registration Rights Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed herewith as Exhibit 4.1 to this Current Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note is incorporated by reference in response to this Item 3.02. The issuance of each of the Sabinal Unit Consideration and the IKAV Unit Consideration was completed in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 7.01. Regulation FD Disclosure.

A press release and investor presentation relating to the Sabinal Acquisition and the IKAV Acquisition are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated by reference herein.

The information furnished pursuant to Item 7.01 in this Current Report, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. You should not assume that the information contained in this Current Report or the accompanying Exhibits is accurate as of any date other than the date of each such document. Our business, financial condition, results of operations, prospects and assumptions that were utilized may have changed since those dates.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The Company intends to file the financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K by amendment to this Current Report not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K by amendment to this Current Report not later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1*	Purchase and Sale Agreement, dated as of July 9, 2025, by and among Sabinal Energy Operating, LLC, Sabinal Resources, LLC and Sabinal CBP, LLC, as sellers, and the Company, as buyer (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2025).
2.2*	Membership Interest Purchase Agreement, dated as of July 9, 2025, by and among VEPU Inc. and Simlog Inc., as sellers, and the Company, as buyer (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2025).
2.3	First Amendment to Membership Interest Purchase Agreement, dated as of September 16, 2025, by and among Simlog Inc. and VEPU Inc., as sellers, and the Company, as buyer.
4.1	Registration Rights Agreement, dated as of September 16, 2025, by and among Mach Natural Resources LP and each of the sellers party thereto.
10.1*	First Amendment to Credit Agreement, dated as of September 12, 2025, by and among the Company, the subsidiaries of the Company party thereto, the lenders and issuing banks party thereto and Truist Bank, as the administrative agent and collateral agent.
99.1	Press Release issued September 16, 2025.
99.2	Investor Presentation, dated September 16, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mach Natural Resources LP

	By:	Mach Natural Resources GP LLC,
its general partner

Dated: September 17, 2025	By:	/s/ Tom L. Ward
		Name:	Tom L. Ward
		Title:	Chief Executive Officer